exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT, WAIVER AND RELEASE

YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT

This Confidential Separation Agreement, Waiver and Release (the “Agreement”) is a contract between Barry J. Levine (“Employee”) and Scott’s Liquid Gold-Inc. (the “Company” and together with the Employee, the “Parties”).  Employee and the Company wish to separate on an amicable basis.  Employee’s last day of employment with the Company and all affiliated entities is June 1, 2018 (“Termination Date”).

In consideration of the foregoing and this Agreement’s mutual promises, the sufficiency of which is acknowledged, the Parties agree as follows:

I.	TERMINATION FROM EMPLOYMENT AND PAYMENT OF WAGES THROUGH THE TERMINATION DATE.

A.Pay at Termination.  Employee’s wages and compensation earned through the Termination Date, including any accrued and unused vacation accrued through the Termination Date, shall be paid as of the Termination Date.

B.No Other Consideration Due.  Employee acknowledges and agrees that except as expressly set forth in this Agreement, Employee is entitled to no other wages, vacation pay, sick pay, bonuses, incentive pay, benefits or other compensation.  Employee also acknowledges and agrees that but for signing this Agreement, Employee would not be entitled to the consideration from the Company as set forth below.  The payment of these amounts may not be accelerated except as allowed by law, including Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.  This Agreement does not alter the terms of Employee’s existing option awards.

II.	CONSIDERATION FROM THE COMPANY.

Provided Employee complies with all requirements in this Agreement, including but not limited to his obligations of confidentiality, noncompetition, and nonsolicitation, and provided Employee re-signs this Agreement within two (2) days after the Termination Date, the Company will pay Employee severance pay equal to (collectively, the “Separation Payment”): (i) nine months of current base pay, less applicable taxes and withholdings, paid on regular payroll pay dates beginning on the first regularly scheduled payroll date after the Termination Date; and (ii) for the seven month period beginning July 1, 2018, and provided Employee timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will deduct Employee’s contributions from the Separation Payment on an after-tax basis for the portion of the Employee’s COBRA premium reflecting the same amount as had been deducted from Employee’s pay as of the Termination Date (the Employee’s share of the premium for active group health coverage) and the Company will contribute the same amount it had contributed to such benefits as of the Termination Date (reflecting the Company’s share of the premium for active group health coverage).  Employee will be entitled to the benefits set forth in this Paragraph, provided he complies with the conditions set forth in this Agreement, regardless of whether Employee becomes employed by another entity or provides services to another entity during the period in which Employee receives such benefits.

III.	AGREEMENTS.

A.Release of All Claims.  The term “Releasee” or “Releasees” shall be construed as broadly as possible and includes: the Company and its divisions, subsidiaries, parent companies, companies under common control with the Company, joint venture members, successors and affiliates, and as to each of them, their former and current agents, stockholders, members, managers, directors, officers, employees, and all other persons acting by, through, under or in concert with any of them.  In exchange for the Company’s consideration, Employee (for Employee and Employee’s heirs and assigns) fully releases and discharges the Releasees from all claims, actions and causes of action of any kind, known or unknown, which Employee may presently have or claim to have against any Releasee based on actions or omissions occurring on or before the date on which Employee signs this Agreement, including, but not limited to, all claims arising out of or related to Employee’s employment with, and separation of employment from, the Company; Employee’s stock ownership in the Company; contract claims; all wrongful discharge or employment claims; all tort claims; all claims arising under the United States or any state’s constitution; all claims under Title VII of the Civil Rights Act of 1964, Equal Pay Act, Age Discrimination in Employment Act (ADEA), Older Workers Benefit Protection Act, Rehabilitation Act, Americans with Disabilities Act, Family and Medical Leave Act, Fair Labor Standards Act, Fair Credit Reporting Act, Worker Adjustment Retraining and Notification Act, Sarbanes-Oxley Act, Immigration Reform and Control Act, Occupational Safety and Health Act, National Labor Relations Act, Colorado Wage Act, and Colorado Anti-Discrimination Act; all claims arising under any other civil rights or employment laws or regulations (whether federal, state or local); any federal or state whistleblower laws or statutes; any claims based on Company policies or agreements, including severance policies or agreements to provide notice; any claims for incentive compensation or other benefits; any federal or state securities laws claims; and all claims to attorneys’ fees or costs.  Employee agrees that while nothing in this Agreement limits Employee’s right to file a future charge with any federal, state, or local governmental agency relating to Employee’s employment with Company and/or participate in a future action relating to such employment, whether brought by an agency or by another on Employee’s behalf, Employee expressly waives by this Agreement the right to recover monetary damages and any other relief personal to Employee from the Company if such charge or lawsuit is pursued.

B.Filed and Non-Assignment of Claims.  The parties hereby represent that they have neither filed nor caused to be filed any pending charges, suits, claims, grievances or other action which in any way arise out of or relate to Employee’s employment or termination with the Company.  The parties further represent that they have not directly or indirectly assigned any claim arising out of related to Employee’s employment or termination with the Company or released hereby to any other person or entity.  The rights of Employee under this Agreement may not be sold, assigned, pledged, committed, transferred, or otherwise conveyed (other than on death of Employee), and any attempt to so convey rights or benefits under this Agreement shall not be recognized.  Except as otherwise required by law, the rights of Employee under this Agreement shall not be subject to attachment, garnishment, or execution, or to transfer by operation of law in the event of bankruptcy or insolvency of Employee or otherwise.

C.Representations.  Employee represents and warrants that Employee was permitted by the Company to take all leave to which Employee was entitled, Employee was properly classified as exempt from overtime (if Employee was so classified), Employee has been properly paid for all time worked while employed by the Company and Employee has received all benefits to which Employee was or is entitled.  Employee represents and warrants that Employee knows of no facts and has no reason to believe that Employee’s rights under the Fair Labor Standards Act, the Family and Medical Leave Act, or Colorado Wage Payment Act (or any other state wage payment law) have been violated.

D.Restrictive Covenants.

1.From the Termination Date through the first anniversary thereof (the “Restricted Period”), Employee will not, directly or indirectly, for the benefit of Employee or any other third party or entity, solicit, recruit, or induce, or attempt to solicit, recruit or induce any: (a) employee, consultant, independent contractor, counterparty, vendor, supplier, or agent to (i) terminate or otherwise adversely affect his or her employment or other business relationship (or prospective employment or business relationship) with the Company, or (ii) work for Employee or any other person or entity, other than the Company or its affiliates or related entities; or (b) any Customer (as defined below) or accept any business from a Customer (i) for the purpose of providing any goods or services related to a Competitive Business (as defined below), or (ii) if doing so will or could interfere with or otherwise adversely affect the contracts or relationships, or prospective contracts or relationships, between the Company (including any related or affiliated entities) and such Customers.  “Customer” means a person or entity to which the Company was selling or providing products or services, was in active negotiations for the sale of its products or services, or was otherwise doing business as of the date of the cessation of Employee’s employment with the Company or for whom the Company had otherwise done business within the twelve (12) month period immediately preceding the Termination Date.  “Competitive Business” means any business that is competitive with the business conducted by the Company as of the date of this Agreement.

2.During the Restricted Period, Employee will not, directly or indirectly: (i) personally, by agency, as an employee, independent contractor, consultant, officer, director, manager, agent, associate, investor, or by any other artifice or device, engage in any Competitive Business, (ii) assist others, including but not limited to employees of the Company, to engage in any Competitive Business, or (iii) own, purchase, finance, organize or take preparatory steps to own, purchase, finance, or organize a Competitive Business.

E.Return of Company Property.  Prior to the Termination Date, Employee shall return (and shall not retained any copies in any form) all Company documents and information (including all Confidential Information, trade secrets, data, and other proprietary information pertaining to the Company and its business operations and any other information stored on personally owned computer hard drives, flash drives or other medium or format), and any vehicles, badges, pagers, cell phones, computers, software, equipment or other property belonging to the Company, provided that Employee may retain his current iPad, so long as Employee permanently removes from such iPad any Company Confidential Information.

F.Mutual Non-Disparagement.  Employee and the executive officers, directors and employees of the Company shall not disparage, defame or make any negative or derogatory statements respecting each other to anyone.  This is a material condition of this Release.  Notwithstanding the foregoing, neither this provision nor any other provision in this Agreement prevents or prohibits the parties from providing truthful and accurate information about Company, Employee, or any other Releasee in any legal or administrative proceeding or as may be otherwise required by law.

G.Employee Confidentiality and Other Continuing Obligations.  Employee acknowledges that in the course of Employee’s employment with the Company, Employee has received Confidential Information concerning the Company and its affiliates, including but not limited to information concerning assets and liabilities, financial condition, operations, customers, competitors, acquisition targets, investment strategy, counterparties, employees and the family of Mark E. Goldstein.  The term “Confidential Information” means all operational, customer, supplier, scientific, technical, financial, investment, trading, marketing, product, employee and business information of the Company and its affiliates, which is of a confidential, trade secret or proprietary character and which has been developed by the Company, its affiliates, or by Employee (alone or with others) or to which Employee has had access during employment and information relating to the family of Mark E. Goldstein.  Some examples of Confidential Information include, but are not limited to:  (1) inventions, discoveries, concepts and ideas (whether patentable or not); (2) the terms of any agreements, draft agreements or other legal documents; (3) information concerning employees and former employees, including salary information; (4) information concerning investors, former investors or strategic partners; (5) scientific or technological information related to the Company’s and its affiliates’ business; (6) the Company’s and its affiliates’ software and computer programs and interface programs and improvements thereto and access codes and passwords, electronic codes or other coding; (7) the Company’s and its affiliates’ technology, research, trade secrets and know-how; (8) the Company’s and its affiliates’ customer lists or names and addresses and other information concerning customers and potential customers, including information concerning customer investments, customer contacts and decision-makers and decision-making processes; (9) the Company’s and its affiliates’ marketing strategies, strategic business plans and market information; and (10) financial analysis, financial data and reports, financial projections, profits, margins, and all other financial information related to the Company and its affiliates.  Confidential Information does not include information that is or becomes known to the general public through lawful means.  Employee shall keep all Confidential Information confidential and shall not use it or disclose it to third parties without the prior written consent of the Company.  Notwithstanding the foregoing, Employee understands that, in accordance with the Defend Trade Secrets Act of 2016, an individual cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official (either directly or indirectly), or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.   Employee understands that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in a court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to a court order.

H.Cooperation with Litigation or Other Matters.  Employee acknowledges that Employee may have factual information or knowledge that may be useful to the Company in connection with current or future legal, regulatory or administrative proceedings.  Employee will cooperate reasonably with the Company in the defense or prosecution of any such claims.  Employee’s cooperation shall include being reasonably available to meet with counsel to prepare for discovery or trial, and to testify truthfully as a witness. The Company will not compensate Employee for testifying as a fact witness, but may reimburse Employee for reasonable expenses associated with travel, meals, lodging or other out of pocket expenses and costs associated with missed work time.  In all litigation or legal matters, Employee shall testify truthfully.

I.Injunctive and Other Relief.  Employee agrees and acknowledges that any violation of any provision of this Section III shall constitute a material breach of this Agreement likely to cause irreparable harm to the Company.  Therefore, Employee agrees that any such breach or threatened breach by Employee shall give the Company the right to specific performance through injunctive relief requiring Employee to comply with Employee’s obligations under this Agreement in addition to any other relief or damages allowed by law.  In addition, if the Company seeks injunctive or other legal relief to enforce any provision of this Section III, it may suspend any Separation Payment.  Any suspension of the Separation Payment or other consideration to be paid, shall not void Employee’s release of claims under this Agreement, which shall remain in full force and effect.  In the event of a violation of Section F (Mutual Non-Disparagement) by the Company, Employee has the right to seek specific performance through injunctive relief in addition to any other relief or damages allowed by law.

IV.	DENIAL OF ANY LIABILITY.

The Company denies any liability to Employee, and Employee denies any liability to the Company.  The Parties agree that this Agreement may not be used as evidence; does not constitute an adjudication or finding on the merits; and is not, and shall not be construed as, an admission by the Company or the Employee of a breach of any contract or agreement, a violation of the Company’s policies and procedures, or a violation of any state or federal laws or regulations.  After execution (including signatures by both Employee and the Company), this Agreement may be introduced in evidence to enforce its terms.

V.	OPPORTUNITY TO CONFER AND OBTAIN ADVICE FROM OTHERS, INCLUDING ATTORNEYS; CONSIDERATION PERIOD AND REVOCATION RIGHTS.

The Company advises Employee to confer with an attorney of Employee’s own choosing before entering into this Agreement.  Employee represents that Employee has had a full opportunity to confer with an attorney before signing this Agreement. If Employee signs this Agreement without conferring with an attorney, Employee knowingly and voluntarily waives the opportunity to confer with an attorney before signing this Agreement.  Employee may take up to twenty-one (21) days (the “Consideration Period”) to consider whether to execute this Agreement, after which, if this Agreement has not yet been executed, the offer to enter into this Agreement shall automatically expire.  If Employee signs this Agreement prior to the expiration of the Consideration Period, Employee represents that Employee fully understands that Employee has been given the Consideration Period to consider whether to enter into this Agreement and has knowingly and voluntarily waived that opportunity.  Employee must also re-sign this Agreement within two (2) days after the Termination Date.  Employee, if age 40 or over, has the opportunity to revoke this Agreement within seven (7) days after signing it (“Revocation Period”), by delivering a written revocation to the Chief Executive Officer, Scott’s Liquid Gold-Inc., 4880 Havana Street, Suite 400, Denver, Colorado 80239.  If this Agreement is revoked by Employee, it will be revoked in its entirety.

VI.	COMPLETE AGREEMENT.

This Agreement is an integrated document.  It constitutes and contains the entire agreement and understanding between the Parties concerning the subject matter hereof.

VII.	SEVERABILITY OF INVALID PROVISIONS.

The provisions of this Agreement are severable.  If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of this Agreement that can be given effect without the invalid provisions or application. If a court of competent jurisdiction declares any provision of this Agreement invalid, void, voidable, or unenforceable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of the Parties’ express desire that the Company be protected to the greatest possible extent under applicable law from improper competition and the misuse or disclosure of trade secrets and Confidential Information.  To the extent such a provision (or portion thereof) may not be reformed so as to make it enforceable, it may be severed and the remaining provisions shall remain fully enforceable.

VIII.	VENUE/CHOICE OF LAW/ATTORNEYS’ FEES/WAIVER OF RIGHT TO TRIAL BY JURY.

This Agreement has been negotiated within the State of Colorado and the rights and obligations of the Parties to this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado without regard to any jurisdiction’s principles of conflict of laws.  In any action brought to enforce this Agreement, the prevailing party shall be awarded its, his or her reasonable legal fees (including but not limited to attorney, paralegal and expert fees) and costs, to the maximum extent permitted by law, and the action shall be tried to a court without a jury.

IX.	SECTION 409A OF THE INTERNAL REVENUE CODE OF 1986.

This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

X.	NO WAIVER OF BREACH.

No waiver of any breach of any term or provision of this Agreement shall be binding unless in writing and signed by the party waiving the breach.  No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.

XI.	FURTHER ASSURANCES.

The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms of this Agreement.

XII.	HEADINGS NOT BINDING/COUNTERPARTS/ORIGINALS AND COPIES.

The use of headings in this Agreement is only for ease of reference and the headings have no effect and are not to be considered part of or terms of this Agreement.  This Agreement may be executed in counterparts.  A photocopy or facsimile copy of this Agreement shall be as effective as an original.

[SIGNATURES ON FOLLOWING PAGE]

EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT.  EMPLOYEE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY AND THE CONSIDERATION EMPLOYEE RECEIVES IN EXCHANGE FOR EXECUTING THIS AGREEMENT IS GREATER THAN THAT TO WHICH EMPLOYEE WOULD BE ENTITLED IN THE ABSENCE OF THIS AGREEMENT.  EMPLOYEE IS NOT RELYING ON ANY REPRESENTATION OR UNDERSTANDING NOT STATED IN THIS AGREEMENT.

Executed this 27th day of April, 2018.

Barry J. Levine /s/ Barry J. Levine Signature

Executed this 27 day of April, 2018.

Scott’s Liquid Gold-Inc.
Signature: /s/ Mark E. Goldstein

By: Mark E. Goldstein

Title:President and Chief Executive Officer

*****

Executed this ____ day of _______, 2018.

Barry J. Levine ________________________________ Signature